Exhibit 14(b)

 CONSENT OF DECHERT LLP

We consent to the filing of our tax opinion as an exhibit to the Amendment to the Registration Statement on Form N-14 of John Hancock Funds II to be filed with the Securities and Exchange Commission on or about December 18, 2014 and to the references made to our Firm therein and in any amendments thereto. We also consent to the incorporation by reference of the opinion and consent of counsel that was filed as exhibit 11 to the Registration Statement on Form N-14 of John Hancock Funds II that was filed with the Securities and Exchange Commission on or about November 12, 2014.

/s/ Dechert LLP

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

December 18, 2014